SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission only (as permitted by Rule
      14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Revised Definitive Proxy Materials
[   ] Soliciting Material Under Rule 14a-12


                           ILM II SENIOR LIVING, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X  ] No fee required.

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)     Title of each class of securities to which transaction applies:
       2)     Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       4)     Proposed maximum aggregate value of transaction:
       5)     Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:
       2)     Form, Schedule or Registration Statement No.:
       3)     Filing Party:
       4)     Date Filed:

================================================================================

                           ILM II SENIOR LIVING, INC.
                        1750 Tysons Boulevard, Suite 1200
                          Tysons Corner, Virginia 22102
                                 (888) 257-3550
                                  July 6, 2001

Dear ILM II Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of ILM II Senior Living, Inc., to be held on August 16, 2001 at 12:00 p.m. at the Holiday Inn - Rosslyn Hotel, 1900 N. Ft. Myer Dr., Arlington, Virginia 22209. We hope that you will be able to attend.

      Enclosed you will find a notice setting forth the business to come before the Annual Meeting, which accompanies our proxy statement, proxy card and our 2000 Annual Report. At this year's Annual Meeting, you are being asked to consider the election of directors, a proposal to ratify the appointment of our independent auditors for the current year and a proposal recommended by your Board of Directors to amend ILM II's Articles of Incorporation to extend the finite-life existence of ILM II.

      Your Board of Directors unanimously recommends that you vote "FOR" the election of each of the directors, "FOR" the ratification of the appointment of our independent auditors for the current year, and "FOR" the adoption of the proposal to extend the finite-life existence of ILM II.

      Your vote is very important. Regardless of whether you plan to attend the meeting in person, your shares should be represented and voted. After reading carefully the enclosed proxy statement, please complete, sign, date and promptly return the proxy card in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Should you decide to attend the Annual Meeting in person, your return of the proxy card before the Annual Meeting will not prevent you from voting your shares in person at the Annual Meeting.

                                          Sincerely,

                                          ILM II SENIOR LIVING, INC.



                                          /s/ J. William Sharman, Jr.
                                          ---------------------------
                                          J. William Sharman, Jr.
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

The accompanying proxy statement dated July 6, 2001 is first being mailed to shareholders on or about July 9, 2001.

                           ILM II SENIOR LIVING, INC.
                        1750 Tysons Boulevard, Suite 1200
                          Tysons Corner, Virginia 22102
                                 (888) 257-3550

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          --------------------------


Dear ILM II Shareholders:

      We cordially invite you to attend the Annual Meeting of Shareholders of ILM II Senior Living, Inc., to be held at the Holiday Inn - Rosslyn Hotel, 1900
N. Ft. Myer Dr., Arlington, Virginia 22209 at 12:00 p.m., local time, on August 16, 2001 for the following important purposes:

      1.    To elect three directors to hold office until the 2002 Annual
            Meeting;

      2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the current year;

      3. To consider and vote upon a proposal to amend Article IX of the Company's Articles of Incorporation to extend the finite-life existence of the Company from December 31, 2001 until December 31, 2008; and

      4. To transact such other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

      These items of business are described for you in detail in the accompanying proxy statement. We encourage you to read the proxy statement carefully and in its entirety.

      Only shareholders of record at the close of business on June 29, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. If you choose to attend the Annual Meeting, you may vote in person even though you have previously returned your proxy card to the Company.

                                          By Order of Your Board of Directors,


                                          /s/ Jeffry R. Dwyer
                                          -------------------
                                          Jeffry R. Dwyer
                                          Secretary

Tysons Corner, Virginia
July 6, 2001

Whether or not you expect to be present at the Annual Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the Annual Meeting. Even if you have returned your proxy card, you may still vote in person at the Annual Meeting.

                                TABLE OF CONTENTS

                                                                            Page

General......................................................................1
Voting Rights and Outstanding Shares.........................................1
Revocability of Proxies......................................................1
Terms of Solicitation........................................................1
Where to Obtain More Information.............................................2
A Very Important Warning About ForwardLooking Statements.....................2
Annual Report................................................................3
Security Ownership Of Certain Beneficial Owners..............................3
Section 16(a) Beneficial Ownership Reporting Compliance......................3
Proposal 1  Election of Directors............................................4
Nominees for Election to Board of Directors..................................4
Board Meetings During Fiscal Year 2000.......................................5
Board Committees.............................................................5
Legal Proceedings............................................................5
Certain Relationships and Related Transactions...............................5
Compensation of Directors and Executive Officers.............................5
Comparative Stock Performance Graph..........................................6
Comparative Five Year Cumulative Total Return................................6
Proposal 2  Ratification Of Independent Auditors.............................7
Disclosure of Auditor Fees...................................................8
Proposal 3  Board Of Directors' Proposal To Amend The Company's Articles Of
Incorporation  To Extend The Company's Finite-Life Existence.................9
Matters To Be Presented at The 2002 Annual Meeting of Shareholders..........12
Other Matters...............................................................13




Appendix A - Proposed Amendment to ILM II Senior Living, Inc.'s Articles of Incorporation

                                      (i)

                           ILM II SENIOR LIVING, INC.
                        1750 Tysons Boulevard, Suite 1200
                          Tysons Corner, Virginia 22102
                                 (888) 257-3550

GENERAL

      The enclosed proxy is solicited by and on behalf of the Board of Directors of ILM II Senior Living, Inc., a Virginia finite-life corporation (the "Company") for use at the Company's Annual Meeting of Shareholders to be held at the Holiday Inn - Rosslyn, 1900 N. Ft. Myer Dr., Arlington, Virginia 22209, at 12:00 p.m., local time, on August 16, 2001 (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. This proxy statement, proxy card and the enclosed 2000 Annual Report were mailed on or about July 6, 2001 to shareholders of record at the close of business on June 29, 2001 (the "Record Date").

VOTING RIGHTS AND OUTSTANDING SHARES

      The Company has only one class of outstanding securities--common stock, $0.01 par value (the "Common Stock"). The holders of Common Stock are entitled to notice of and to vote at the Annual Meeting, and the holders of a majority of the outstanding Common Stock that are present at the Annual Meeting in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding Common Stock is required to adopt Proposal 1 and to amend the Company's Articles of Incorporation to extend the Company's finite-life existence and the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is required to adopt Proposal 2 described in this proxy statement.

      If none of the nominees for director are elected at the Annual Meeting, the existing members of your Board of Directors will continue to serve until their successors are duly elected and qualified. Only holders of record of Common Stock at the close of business on June 29, 2001 are entitled to notice of and to vote at the Annual Meeting. At the close of business on June 29, 2001, the Company had 5,181,236 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on all matters, including those to be acted upon at the Annual Meeting.

      Shares of Common Stock represented at the Annual Meeting but not voted for or against the proposals contained in this proxy statement, such as abstentions or "broker non-votes," will be counted in determining a quorum. A "broker non-vote" means shares represented at the Annual Meeting in person or by proxy by a broker or nominee where the broker or nominee fails to vote the shares because it (1) did not receive voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (2) does not have discretionary voting power on the matter.

      If your shares of Common Stock are held in a brokerage account and you fail to instruct your broker how to vote your shares, such "broker non-vote" will have no effect on the election of directors or ratification of the appointment of the independent auditors, but will be counted as a vote against the proposal to extend the finite-life existence of the Company.

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by mailing a written revocation or later-dated, completed and signed proxy card before the Annual Meeting or by simply attending the Annual Meeting and voting in person. You may not change your vote by facsimile or telephone.

TERMS OF SOLICITATION

      The Company will bear the entire cost of solicitation of proxies, including the preparation, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, nominees and custodians holding in their names shares of Common Stock beneficially owned by others, for purposes of forwarding such materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors and officers of the Company. No additional compensation will be paid to such directors and officers for such services.

      In addition, the Company has retained D.F. King & Co., Inc. to assist in soliciting proxies for a fee of $7,500, plus reimbursement of its expenses.

WHERE TO OBTAIN MORE INFORMATION

      The mailing address of the Company is 1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia 22102. Notices of revocation of a proxy should be sent to that address. Questions concerning the Annual Meeting can be answered by calling the Company's Investor Services Department, toll free, at (888) 257-3550.

      The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials and information from the Commission can be obtained at existing published rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. When requesting such materials and information from the Commission, please reference the Company's Commission file number which is "0-18942."

A VERY IMPORTANT WARNING ABOUT FORWARD-LOOKING STATEMENTS

      The Company makes various forward-looking statements in this document.

      These forward-looking statements are subject to many risks and uncertainties, and there can be no certainty that such statements will prove to be correct.

      When words and expressions such as: "believes," "expects," "anticipates," "estimates," "plans," "intends," "objectives," "goals," "aims," "projects," "forecasts," "possible," "seeks," "may," "could," "should," "might," "likely," "enable" or similar words or expressions are used in this proxy statement, as well as statements beginning or ending with phrases such as "in our view," "there can be no assurance," "although no assurance can be given" or "there is no way to anticipate with certainty," forward-looking statements are being made in all of these instances.

      These forward-looking statements speak solely as of the date of this proxy statement.

      The Company does not intend to update or revise any forward-looking statements to reflect any changes in general economic, competitive or market conditions and developments beyond its control.

ANNUAL REPORT

      The Company will provide to shareholders, without charge, a copy of the Company's Annual Report on Form 10-K, as filed with the Commission for the fiscal year ended August 31, 2000, including the financial statements and schedules thereto, upon written request to Jeffry R. Dwyer, Secretary of the Company, at the Company's mailing address: 1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia 22102.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Common Stock as of July 6, 2001 by the executive officers and directors individually and for all executive officers and directors of the Company as a group.

                                                  NUMBER OF SHARES
                                                    BENEFICIAL       PERCENT OF
  NAME AND ADDRESS              TITLE                OWNERSHIP          CLASS
  ----------------              -----                ---------          -----

J. William Sharman, Jr.  President, Chief Executive     None             N/A
                         Officer and Director

Jeffry R. Dwyer          Secretary and Director         None             N/A

Carl J. Schramm          Director                       None             N/A

All Directors and                                       None             N/A
Executive Officers
as a group

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the executive officers and directors of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports of beneficial ownership and changes in such ownership. Executive officers, directors and 10% beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, during the fiscal year ended August 31, 2000 (and through the date of this proxy statement), all Section 16(a) filing requirements applicable to its executive officers, directors and 10% beneficial owners were complied with.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      At the Annual Meeting, three directors are to be elected to the Company's Board of Directors, each to hold office until the next Annual Meeting of shareholders and until his successor is duly elected and qualified. Unless otherwise specified, proxies solicited hereby will be voted for the election of the nominees listed below, however, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee listed below unavailable. All of the nominees are existing members of the Board of Directors.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

      J. William Sharman, Jr. has served as a Director of the Company since its inception in 1990 and was appointed President on July 28, 1998. Mr. Sharman is the Chairman of the Board and Chief Executive Officer of Lancaster Hotels and Resorts, Inc., a hotel management company and Bayou Equities, Inc. Mr. Sharman served for 10 years as Chairman of the Board and President of The Lancaster Group, Inc., a real estate development firm based in Houston, Texas, which is the predecessor of Lancaster Hotel Management, L.C. Mr. Sharman serves as a Director of Small Luxury Hotels, Ltd. of the United Kingdom, an international hotel marketing and reservations firm, and also serves on the Board of Trustees of St. Edwards University in Austin, Texas. Mr. Sharman also presently serves as a Director of ILM II Lease Corporation ("Lease II") and ILM I Lease Corporation ("Lease I"), affiliates of the Company. He has a Bachelor of Science degree from the University of Notre Dame. Mr. Sharman is 61 years old.

      Jeffry R. Dwyer has served as Secretary and a Director of the Company since its inception in 1990. Mr. Dwyer has been a shareholder of the law firm of Greenberg Traurig, LLP since June 1997. In May 1997, Greenberg Traurig was retained as outside counsel to the Company and its affiliates. From 1993 to 1997, Mr. Dwyer was a partner with the law firm of Akin, Gump, Strauss, Hauer & Feld in the District of Columbia. Prior to joining Akin, Gump, Mr. Dwyer was a partner with the law firm of Morrison & Foerster LLP from 1989 to 1993. Mr. Dwyer also presently serves as President, Secretary and Director of Lease II and Lease I. Mr. Dwyer has written several law review articles and a major treatise on real estate financing techniques and has taught Real Estate Planning as an Adjunct Professor at the Georgetown

University Law Center. Mr. Dwyer graduated from Georgetown University and received his law degree from the Georgetown University Law Center. Mr. Dwyer is 55 years old.

      Carl J. Schramm was appointed to fill a newly created seat on the Company's Board of Directors on December 5, 1996 and has served as a director of the Company since such date. Mr. Schramm is President of Greenspring Advisors, Inc., a consulting and investment advisory firm serving clients in the managed care, health insurance and health information industries. From 1993 to 1995, Mr. Schramm served as Executive Vice President of Fortis, Inc., a diversified insurance and financial services Company. From 1987 through 1992, Mr. Schramm was President of the Health Insurance Association of America, the national trade association of commercial health underwriters. Mr. Schramm also currently serves as the Vice-Chairman of the board of directors of Patient Choice Healthcare Inc. Mr. Schramm holds a Ph.D. in Economics from the University of Wisconsin and received his J.D. from Georgetown University. Mr. Schramm is 54 years old.

            YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTORS TO HOLD OFFICE UNTIL THE 2002 ANNUAL MEETING AND UNTIL EACH SUCH PERSON'S SUCCESSOR IS DULY ELECTED AND QUALIFIED.

BOARD MEETINGS DURING FISCAL YEAR 2000

      During fiscal year 2000, the Board of Directors held 24 meetings. No director attended less than 75% of the meetings of the Board.

BOARD COMMITTEES

      The Company has no standing committees of its Board of Directors.

LEGAL PROCEEDINGS

      None of the directors or executive officers of the Company have been involved in any legal or administrative proceedings which are material to an evaluation of his ability or integrity as a Director or executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Jeffry R. Dwyer, Secretary and Director of the Company, is a shareholder of Greenberg Traurig, LLP, outside counsel to the Company and its affiliates since 1997. For the fiscal years ended August 31, 2000 and 1999, Greenberg Traurig earned fees from the Company of $603,000 and $1,168,000, respectively. Since the end of the fiscal year ended August 31, 2000, through March 31, 2001, Greenberg Traurig, LLP has earned fees from the Company of approximately $699,000.

      Messrs. Sharman and Dwyer are also directors of Lease II, an affiliate of the Company that leases and operates the senior living facilities owned by the Company's subsidiary, ILM II Holding, Inc.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The Company's Directors each receive an annual fee of $12,000 (except for J. William Sharman, Jr., President, Chief Executive Officer and Director, who receives $27,000) plus $500 for attending in person or telephonically each Board of Directors meeting and reimbursement for expenses incurred in attending meetings and as a result of other work performed for the Company. Officers of the Company are not compensated. Jeffry R. Dwyer is a shareholder of and receives compensation from Greenberg Traurig, LLP, outside counsel to the Company and its affiliates.

COMPARATIVE STOCK PERFORMANCE GRAPH

      The following performance graph compares the cumulative total shareholder return on the Common Stock for the five-year period ended August 31, 2000 with the cumulative total returns on the National Association of Real Estate Investment Trusts' Total Return Index for Mortgage REITs ("NAREIT") and the Standard and Poor's 500 Stock Index ("S&P 500") over the same period. The comparison assumes that the value of the investments in the Common Stock, NAREIT and S&P 500 were $100 at September 1, 1995 and that all dividends were reinvested. Historical comparisons are not necessarily indicative of future performance, as the Common Stock has had only limited public trading to date.


                                [GRAPHIC OMITTED]


                   Assumes $100 Invested on September 1, 1995
                          Assumes Dividends Reinvested
                       Fiscal Year Ending August 31, 2000


                1995     1996      1997      1998      1999      2000
                ----     ----      ----      ----      ----      ----
ILM II         100.00    123.85   216.43    260.67    362.87    328.62
RMSK           100.00    118.09   155.45    137.31    143.28    161.50
S&P 500        100.00    118.74   167.00    180.52    252.42    293.61

                                   PROPOSAL 2
                      RATIFICATION OF INDEPENDENT AUDITORS

      Your Board of Directors has designated PricewaterhouseCoopers LLP as the Company's independent auditors for the ensuing year. Ernst & Young LLP was the Company's independent auditor for the fiscal year ended August 31, 2000 and through June 8, 2001. We do not expect a representative of PricewaterhouseCoopers or Ernst & Young to be available during the meeting.

      On June 8, 2001, your Board of Directors determined that Ernst & Young should not stand for re-appointment as the Company's independent auditors, and accordingly, the Company decided that it would not renew Ernst & Young's engagement for the ensuing year. The Company has engaged PricewaterhouseCoopers as the Company's new independent auditors.

      Ernst & Young's report on the financial statements of the Company for the fiscal years ended August 31, 2000 and August 31, 1999 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the Company's fiscal years ended August 31, 2000 and August 31, 1999, and the subsequent period preceding June 8, 2001, there were no "disagreements," as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to refer to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements.

      During each of the Company's fiscal years ended August 31, 2000 and August 31, 1999, and the subsequent period preceding June 8, 2001, there was no reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, with respect to Ernst & Young.

      Effective June 12, 2001, the Company engaged PricewaterhouseCoopers as its independent auditors. During the Company's two most recently completed fiscal years, and through June 12, 2001, the Company has not consulted with PricewaterhouseCoopers as to any matters.

      PricewaterhouseCoopers' principal function is to audit the consolidated financial statements of the Company and in connection with that audit to review certain related quarterly and other periodic filings with the Commission.

            YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
            "FOR" RATIFICATION OF THE APPOINTMENT OF
            PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S
            AUDITORS FOR THE CURRENT YEAR.

DISCLOSURE OF AUDITOR FEES

      The following is a description of the fees billed to the Company by Ernst & Young and PricewaterhouseCoopers during the fiscal year ended August 31, 2000 and through the date of this proxy statement:

      AUDIT FEES: Ernst & Young billed the Company $39,500 for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended August 31, 2000 and the review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the fiscal year ended August 31, 2000 and through the date of this proxy statement. PricewaterhouseCoopers was engaged by the Company on June 12, 2001 and has not yet audited or reviewed any financial statements of the Company and therefore has not yet billed the Company for any professional services rendered.

      FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION Fees: Neither Ernst & Young nor PricewaterhouseCoopers provided advice to the Company regarding financial information systems design and implementation during the fiscal year ended August 31, 2000 or through the date of this proxy statement.

      ALL OTHER FEES: Ernst & Young billed the Company $37,000 for professional services rendered during the fiscal year ended August 31, 2000 and through the date of this proxy statement relating to, without limitation, the preparation of financial statements included in the Company's special meeting proxy statement dated May 18, 2000 and tax consulting services rendered to the Company. PricewaterhouseCoopers was engaged by the Company on June 12, 2001 and has not yet rendered any non-audit professional services to the Company and therefore did not bill any fees to the Company during the fiscal year ended August 31, 2000 or through the date of this proxy statement.

Your Board of Directors has determined that the matters above do not compromise the independence of PricewaterhouseCoopers as the Company's independent accountants.

                                   PROPOSAL 3
               BOARD OF DIRECTORS' PROPOSAL TO AMEND THE COMPANY'S
                            ARTICLES OF INCORPORATION
                  TO EXTEND THE COMPANY'S FINITE-LIFE EXISTENCE

      Your Board of Directors proposes that Article IX of the Company's Articles of Incorporation be amended (in the form attached hereto as Appendix A) to extend the Company's finite-life existence until December 31, 2008. The Articles of Incorporation currently provide for the automatic termination of the Company's finite-life existence on December 31, 2001. If a financial transaction which maximizes current shareholder value is not consummated on or before such date, the termination deadline would require the liquidation of the Company's assets pursuant to any commercial terms then available.

      Your Board of Directors believes that it is not in the best interests of the Company or its shareholders for the Company's finite-life existence to terminate automatically on December 31, 2001 and, therefore, for the liquidation or sale of the Company or its assets to occur in a weak health care industry environment and under prevailing economic conditions. In addition, the Company is not in default of any financial obligation, continues to earn net income from operations and does not foresee any liquidity problems for the near-term. Accordingly, in the Board's view, there exists no adverse financial reason compelling a sale or liquidation event at this time.

      In view of the impending termination deadline and the failure to consummate a merger with Capital Senior Living Corporation, the Company thought it was prudent to conduct a "market check" and authorized management to work expeditiously with the Company's legal and financial advisors to identify prospective purchasers of the Company's capital stock or assets (by means of merger, strategic business combination, tender offer or sale of the Company's senior living properties) and to elicit bona fide offers for transactions to be consummated on or prior to December 31, 2001 which would maximize current shareholder value.

      The Company engaged Cohen & Steers Capital Advisors LLC for this purpose and during the six weeks ended May 15, 2001 the Company entered into confidentiality and standstill agreements with 13 prospective purchasers, including seven parties participating in the real estate and senior living industry who submitted expressions of interest to pursue a strategic acquisition of the Company or its assets. These proposals involved both asset sale and stock purchase structures, with gross purchase prices ranging between approximately $41.7 million to $50.5 million, subject in all cases to satisfactory completion of due diligence, potential purchase price reductions based upon the purchaser's assumption of liabilities (including the Company's built-in gains tax liability), and subject, in some cases, to the receipt of third party financing.

      Upon review of these expressions of interest with the Company's financial and legal advisors, your Board of Directors pursued what it considered to be the most attractive potential opportunity and highest offer - - a major real estate investment fund's interest in acquiring substantially all of the Company's assets for a gross purchase price of $50.5 million, subject to adjustment for the assumption of pre-closing liabilities (assuming hypothetically that such liabilities would approximate $6.4 million, consisting of $2.3 million of built-in gains tax liabilities due upon the sale of the Company, $2.2 million of transaction fees and expenses (including legal, accounting, financial advisory and other related fees), $400,000 of trade payables, $1.0 million of real estate transfer taxes, and an additional estimated reserve of $500,000 for undisclosed liabilities), the Board believed that the $50.5 million gross purchase price could result in a net per share price to shareholders of approximately $8.51. After several telephone conversations transpired among representatives of the prospective purchaser and the Company to clarify certain threshold tax, accounting and structural issues, a meeting was convened on May 23, 2001 among such representatives at the offices of the Company's counsel, to determine whether an acquisition in the best interests of the Company's shareholders and likely to be consummated was feasible. During the meeting, discussions centered on optimal legal, tax and accounting structures, the purchaser's willingness to assume the Company's known and unknown liabilities, the scope and timing of the purchaser's due diligence (which the purchaser estimated would require approximately six weeks), the purchaser's financing requirements (and outside lender due diligence), and the purchaser's overall reluctance to undertake a cash tender offer or statutory merger transaction without reducing the net per share consideration payable to the Company's shareholders because of the purchaser's assumption, by operation of law, of unknown liabilities. Promptly following such meeting, the Company's legal and financial advisors reported the sum and substance of the foregoing discussions directly to the Company's Board of Directors.

      After considering the Company's alternatives, it was determined by the Board that continuation of discussions or negotiations with this potential purchaser was unlikely to result in a transaction which would maximize current shareholder value because the purchaser would seek a material discount in the net per share consideration payable to the Company's shareholders if it were to assume all of the Company's liabilities. Accordingly, discussions with such purchaser were terminated and the Board concluded that, in view of weak industry conditions (as evidenced by the expressions of interest received), the uncertainty of any near-term recovery and the absence of any attractive alternative proposals, the best course of action was to avoid a distressed sale of the Company or its assets at this time and seek shareholder approval to extend the Company's finite-life existence beyond December 31, 2001 to enhance the Company's flexibility and afford it an opportunity to pursue superior transactions at a later date in the best interests of shareholders.

      Although your Board of Directors is no longer actively soliciting proposals from additional prospective purchasers (having received expressions of interest from seven of 26 previously contacted parties), the Board is continuing to explore with its financial and legal advisors strategic alternatives to maximize current shareholder value (and will duly consider any bona fide offers which are received regarding the acquisition of the Company or its assets) and believes that, although there can be no assurance that such transactions would be entered into or consummated in the near-term, if at all, such transactions are more likely to be identified and accomplished in a stronger industry environment and healthier overall domestic economy.

      Although there can be no assurance, your Board believes that higher values could be more readily obtainable in a favorable health care industry environment because the Company's senior living properties could be valued at higher multiples (based on improved operating income of each property) and prospective purchasers would have greater access to equity capital and acquisition financing (at more favorable rates and on more attractive commercial terms) and such prospective purchasers would be able to use their capital stock as acquisition currency in a stock or cash and stock transaction at potentially appreciated values.

      One alternative to a sale transaction being studied, on a preliminary basis, by the Company at this time is a leveraged financing transaction whereby the Company would seek to obtain first mortgage loans secured by all or substantially all of the Company's assets, a portion of the net proceeds from which could be made available to the Company's shareholders in the form of an extraordinary distribution or used to purchase the outstanding Common Stock by means of self-tender offer or otherwise. The Company has engaged in preliminary discussions to date with several prospective lending sources to assess the viability of obtaining this type of mortgage financing and the intended use of net proceeds as described above. There can be no assurance that such a transaction would be entered into or consummated or, if consummated, as to the timing thereof. Typically, any such financing arrangement would have a six or seven-year maturity.

      Your Board further believes that extending the Company's finite-life existence could assist in the avoidance of a corporate level "built-in gain tax" assessment by the Internal Revenue Service upon a sale of the senior living properties. This corporate level "built-in gain tax" originated upon the 1996 conversion for U.S. federal tax purposes of ILM II Holding, Inc.,

(i.e., the Company's subsidiary which owns the Company's five senior living properties) from a taxable "c" corporation to a real estate investment trust ("REIT"). This tax would become due and payable upon the sale of the Company's senior living properties or capital stock (in a merger, tender offer, share exchange or other form of business combination) in an amount based upon the lesser of (x) the total net gain realized from such sale or (y) that portion of the net gain (realized upon such sale) attributable to the gain generated during the period in which the senior living properties were owned by ILM II Holding as a "c" corporation. Based upon applicable law, the built-in gains tax would most likely not be assessed if the Company's senior living properties were held for a period of at least 10 years (i.e., until 2006) from the date of REIT conversion. Based upon current estimates, a sale of the senior living properties prior to January 1, 2006 could result in the assessment of a built-in gains tax of approximately $2.3 million. Such amount would become the obligation of a successor to the Company by operation of law (i.e., in a stock sale transaction) or a purchaser of the Company's assets (to the extent the purchaser would agree to contractually assume such tax liability). In its discussions with the aforementioned prospective purchasers from whom expressions of interests were received, the Company was informed that such tax liability (to the extent assumed by such purchasers), would effectively reduce, on a dollar-for-dollar basis, the net consideration to be received by the Company's shareholders in any sale transaction.

      Because of all of the foregoing reasons, the fact that the Company remains solvent and profitable, and your Board's belief that the Company should not be artificially constrained by the December 31, 2001 deadline to consummate a sale or other financial transaction in a senior living industry and general economic environment which presently is not optimal and is unlikely to maximize current shareholder value, your Board believes that it is prudent and in the best interests of the Company's shareholders to amend the Articles of Incorporation to extend the Company's finite-life existence until December 31, 2008 to obtain the flexibility required to structure, enter into and consummate a superior transaction.

      If the finite-life existence of the Company is not extended and the Company is unable to consummate an extraordinary corporate transaction by December 31, 2001, as described above, the Company will be required to liquidate its senior living properties on that date, irrespective of then-prevailing market conditions and aggregate liquidation price. Therefore,

            YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
            YOU VOTE "FOR" THE AMENDMENT OF THE ARTICLES OF
            INCORPORATION OF THE COMPANY TO EXTEND THE
            FINITE-LIFE EXISTENCE OF THE COMPANY UNTIL DECEMBER
            31, 2008.

MATTERS TO BE PRESENTED AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS

      Any qualified shareholder wishing to make a proposal to be acted upon at the next Annual Meeting of Shareholders must submit such proposal, to be considered by the Company for inclusion in the proxy statement, to the Company at its principal office, 1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia 22102 not later than January 31, 2002.

OTHER MATTERS

      As of the date of this proxy statement, the management of the Company knows of no matters other than those stated above that are likely to be brought before the Annual Meeting. However, if any matters not now known come before the Annual Meeting, the persons named in the enclosed proxy card are expected to vote the shares represented by such proxy on such matters in accordance with their best judgment.

      THE COMPANY ENCOURAGES ALL SHAREHOLDERS TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY CARD AT ONCE.

                                          By Order of Your Board of Directors,


                                          /s/Jeffry R. Dwyer
                                          ------------------
                                          Jeffry R. Dwyer
                                          Secretary

                                   APPENDIX A
                  PROPOSED AMENDMENT TO ILM II SENIOR LIVING'S
                            ARTICLES OF INCORPORATION

Article IX of the Articles of Incorporation currently reads as follows:

      The Company will continue until the first to occur of (i) the date upon which all the Company's assets have been liquidated and distributed and appropriate articles of dissolution and termination have been filed with the clerk of the Virginia State Corporation Commission, (ii) the affirmative vote for termination by the holders of a majority of the outstanding shares and the filing of appropriate articles of dissolution and termination have been filed with the clerk of the Virginia State Corporation Commission, or (iii) December 31, 2001 (which date may be extended with action to amend these Articles).

It is proposed that clause (iii) of Article IX, be amended to read in its entirety as follows:

      (iii) December 31, 2008 (which date may be extended with action to amend these Articles).

                                                                   FORM OF PROXY

                           ILM II SENIOR LIVING, INC.
                        1750 Tysons Boulevard, Suite 1200
                          Tysons Corner, Virginia 22102

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF THE SHAREHOLDERS

      The undersigned hereby appoints Jeffry R. Dwyer and J. William Sharman, Jr., or either of them, as attorneys-in-fact and proxies to vote all shares of common stock, $0.01 par value, of ILM II Senior Living, Inc., a Virginia finite-life corporation which are outstanding and issued in the name of the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held on August 16, 2001 at 12:00 p.m. local time, at the Holiday Inn - Rosslyn, 1900 N. Ft. Myer Dr., Arlington, Virginia 22209 and any postponement or adjournment thereof. The undersigned hereby instructs and authorizes these attorneys-in-fact to vote the shares as indicated on the reverse side of this proxy.

      The shares represented by this proxy will be voted in accordance with the instructions contained on the reverse side. If no instructions are given, the shares will be voted "FOR" approval of the matters to be voted on at the Annual Meeting, as fully described in the Notice of the Annual Meeting of Shareholders and accompanying proxy statement, which the undersigned has received together with a form of proxy.

      If there is proposed any adjournment or postponement of the Annual Meeting to permit further solicitation of proxies with respect to approval of the matters to be voted on thereat, the shares will be voted "FOR" adjournment or postponement if the shares represented by this proxy were to be voted "FOR" approval of the matters to be voted on thereat (including if there were no specifications), and "AGAINST" adjournment or postponement if the shares represented by this proxy were to be voted "AGAINST" approval of the matters to be voted on thereat.

(Continued and to be signed on reverse side)

 ................................................................................
                              FOLD AND DETACH HERE


      YOUR BOARD OF DIRECTORS UNANIMOUSLY HAS DETERMINED THAT THE
      BELOW MATTERS ARE IN YOUR BEST INTERESTS AND RECOMMENDS THAT YOU VOTE "FOR" THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR"
      PROPOSALS 2 AND 3.


Please mark your vote as indicated in the example: /X/

1.    A VOTE TO ELECT THREE DIRECTORS TO HOLD OFFICE UNTIL THE 2002 ANNUAL
      MEETING:

      01-J. William Sharman, Jr., 02-Carl J. Schramm, 03-Jeffry R. Dwyer

                  /  /  For All Nominees
                  /  /  Withhold All Nominees
                  /  /  Withhold Authority To Vote For Any Individual Nominee.
                            Write Number(s) of Nominees Below:
                            _____________ (Use Number Only)

                                                  FOR     AGAINST       ABSTAIN

2.    RATIFICATION OF THE APPOINTMENT OF

      PRICEWATERHOUSECOOPERS LLP AS

      INDEPENDENT AUDITORS FOR THE COMPANY

      FOR THE CURRENT YEAR.                       /  /      /  /         /  /



3.    PROPOSAL TO AMEND ARTICLE IX OF THE COMPANY'S

      ARTICLES OF INCORPORATION TO EXTEND THE

      FINITE-LIFE EXISTENCE OF THE COMPANY FROM

      DECEMBER 31, 2001 UNTIL DECEMBER 31, 2008.  /  /      /  /         /  /



4.    TO TRANSACT SUCH OTHER BUSINESS AS MAY

      PROPERLY BE PRESENTED AT THE ANNUAL MEETING

      OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. /  /      /  /         /  /


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE ENCLOSED SELF-ADDRESSED, PREPAID RETURN ENVELOPE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY MAY BE REVOKED PRIOR TO ITS USE. PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.


            SIGNATURE(S) OF SHAREHOLDER(S) ___________________________
                                     DATED ___________________________


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       2